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                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549


                                  ______________


                                      FORM 10


                    GENERAL FORM FOR REGISTRATION OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR 12(g) OF
                        THE SECURITIES EXCHANGE ACT OF 1934



                               County Seat Stores, Inc.
________________________________________________________________________________
               (Exact Name of Registrant as Specified in Its Charter)



         Minnesota                               41-1272706
________________________________              ____________________
(State or Other Jurisdiction of               (I.R.S. Employer
  Incorporation or Organization)               Identification No.)



   469 Seventh Avenue, New York, NY                  10018
________________________________________         ____________
(Address of Principal Executive Offices)          (Zip Code)



Registrant's telephone number, including area code      (212) 714-4800
                                                      ______________________

Securities to be registered pursuant to Section 12(b) of the Act:


                            None
_______________________________________________________________________________
                            (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:


            Common Stock, $.01 par value per share
_______________________________________________________________________________
                    (Title of Class)



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            INFORMATION REQUIRED IN REGISTRATION STATEMENT


Reference is made to the Company's Registration Statement on Form S-1, covering its shares of Common Stock, par value $0.01 per share (the "S-1 Registration Statement"), filed with the Commission concurrently with the filing of this Form 10.

Unless otherwise specified, references in the following responses refer to sections in the prospectus that was filed as a part of the S-1 Registration Statement or to other items in the S-1 Registration Statement, which sections and items are incorporated by reference into the responses to the respective Items below.

Item 1.  Business.

          Please see "SUMMARY -- The Company, Business Strategy", "RISK FACTORS" and "BUSINESS".

Item 2. Financial Information.

          Please see "SELECTED HISTORICAL FINANCIAL DATA", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", and "FINANCIAL STATEMENTS".

Item 3.  Properties.

          Please see "BUSINESS -- Stores, Distribution, Properties, Other Operations".

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

          Please see "PRINCIPAL STOCKHOLDERS" and "SELLING STOCKHOLDERS".

Item 5.  Directors and Executive Officers.

          Please see "MANAGEMENT".

Item 6.  Executive Compensation.

          Please see "MANAGEMENT".

Item 7.  Certain Relationships and Related Transactions.

          Please see "RISK FACTORS -- Dependence on Key Personnel", "CERTAIN RELATIONSHIPS" and "CERTAIN PROVISIONS OF THE MINNESOTA BUSINESS CORPORATION ACT".

Item 8.  Legal Proceedings.

          Please see "BUSINESS -- Litigation"


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Item 9.  Market Price of and Dividends on the Registrant's Common Equity and
Related Stockholder Matters.

          Please see "RISK FACTORS -- Liquidity; Absence of Market for Common Stock, Effect of Future Sales of Common Stock; Registration Rights, Dividends", "DIVIDEND POLICY" and "MARKET FOR THE COMMON STOCK".


Item 10.  Recent Sales of Unregistered Securities.


          Please see "PART II. ITEMS NOT REQUIRED IN THE PROSPECTUS: ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES" in the S-1 Registration Statement.


Item 11.  Description of Registrant's Securities to be Registered.

          Please see the outside front cover page of the Prospectus and "DESCRIPTION OF CAPITAL STOCK"

Item 12.  Idemnification of Directors and Officers.

          Please see "PART II. ITEMS NOT REQUIRED IN THE PROSPECTUS: ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS" in the S-1 Registration Statement.

Item 13.  Financial Statements and Supplementary Data.

          Please see "SUMMARY PRO FORMA FINANCIAL DATA", "SUMMARY
     HISTORICAL FINANCIAL DATA", "CAPITALIZATION", "SELECTED HISTORICAL FINANCIAL DATA", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", and "FINANCIAL STATEMENTS".

Item 14. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

          None.

Item 15.  Financial Statements and Exhibits.

     (a)  Please see "INDEX TO CONSOLIDATED FINANCIAL STATEMENTS".


     (b)  Exhibits

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

        EXHIBIT
        NO.          DESCRIPTION
        ---------    ----------------------------------------------------------------------------------------------------------

           2.1+      First Amended Plan of Reorganization of County Seat Stores, Inc., dated August 22, 1997.

           2.2+      Order of United States Bankruptcy Court, dated October 1, 1997, confirming First Amended Plan of
                     Reorganization of County Seat Stores, Inc.

           3.1+      Articles of Amendment and Restatement of the Articles of Incorporation of County Seat Stores, Inc.

           3.2+      Amended and Restated Bylaws of County Seat Stores, Inc.

           4.1+      Registration Rights Agreement dated as of January 8, 1998 by and among County Seat Stores, Inc. and the
                     Selling Stockholders.

          *5.1       Opinion of Eaton & Van Winkle with respect to the legality of the Shares.

          10.1+      Loan and Security Agreement dated October 29, 1997 between BankBoston Retail Finance, Inc. and County
                     Seat Stores, Inc.

          10.2+      Revolving Credit Note dated December 11, 1997 between BankBoston Retail Finance, Inc. and Count Seat
                     Stores, Inc.

          10.3+      Revolving Credit Note dated December 11, 1997 between BankAmerica Business Credit, Inc. and County Seat
                     Stores, Inc.

          10.4+      Revolving Credit Note dated December 11, 1997 between Congress Financial Corporation Central and County
                     Seat Stores, Inc.

          10.5+      Revolving Credit Note dated December 11, 1997 between Foothill Capital Corporation and County Seat
                     Stores, Inc.

          10.6+      Revolving Credit Note dated December 11, 1997 FINOVA Capital Corporation and County Seat Stores, Inc.

          10.7+      Revolving Credit Note dated December 11, 1997 between The CIT Group/Business Credit, Inc. and County
                     Seat Stores, Inc.

          10.8+      Non-Encumbrance Agreement dated October 29, 1997 between BankBoston Retail Finance, Inc. and County Seat
                     Stores, Inc.

          10.9+      Trademark and Trademark Applications Security Agreement dated October 29, 1997 between BankBoston Retail
                     Finance, Inc. and County Seat Stores, Inc.

          10.10+     Copyright and Copyright Applications Security Agreement dated October 29, 1997 between BankBoston Retail
                     Finance, Inc. and County Seat Stores, Inc.

          10.11+     Form of Guaranty between BankBoston Retail Finance, Inc. and County Seat Stores, Inc.

          10.12+     Form of Trademark and Trademark Applications Security Agreement between BankBoston Retail Finance, Inc.
                     and CSS Trade Names, Inc.

          10.13+     Form of Trademark License Agreement between Levi Strauss & Co. and County Seat Stores, Inc.

          10.14+     Lease Agreement dated June 30, 1990 by and between CB Institutional Fund VIII and County Seat Stores,
                     Inc. incorporated herein by reference to the Company's Registration Statement on Form S-1. (No.
                     33-66868).

          10.15+     Consulting Agreement dated November 14, 1997, between County Seat Stores, Inc. and Forman Enterprises,
                     Inc.

          10.16+     Consulting Agreement dated July 30, 1996, between County Seat Stores, Inc. and Retail Consulting
                     Services, Inc.

          10.17+     Amendment to Consulting Agreement dated March 12, 1997, between County Seat Stores, Inc. and Retail
                     Consulting Services, Inc.

          10.18+     Employment Agreement dated August 11, 1997, between Sam Forman and County Seat Stores, Inc.

          12.1       Statement re: Computation of Ratio of Earnings to Fixed Charges

          21.1+      Subsidiaries of the Registrant.

         *23.1       Consent of Eaton & Van Winkle (included in their opinion filed as Exhibit 5.1 hereto).

          23.2       Consent of Arthur Anderson L.L.P.

          27.1       Financial Data Schedule.
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------------------------

*   To be filed by amendment.

+ Filed as part of the Company's Registration Statement on Form S-4 covering its Exchange Offer for its 12 3/4 Senior Notes (filed concurrently with this Registration Statement on Form S-4), and incorporated herein by reference under Rule 411(c) under the Securities Act and 12b-23 under the Exchange Act.




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                                     SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          COUNTY SEAT STORES, INC.
                                                   (Registrant)

Date  March 16                            By  /s/ Sam Forman
     ------------------------                ----------------------------------
                                          Name: Sam Forman
                                          Title: Chief Executive Officer